UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 23, 2024 (January 22, 2024)
Date of Report (date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185		62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

165 Madison Avenue	Memphis,	Tennessee	38103
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code)  (901) 523-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in	FHN PR B	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series B
Depositary Shares, each representing a 1/400th interest in	FHN PR C	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series C
Depositary Shares, each representing a 1/400th interest in	FHN PR D	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series D
Depositary Shares, each representing a 1/4,000th interest in	FHN PR E	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series E
Depositary Shares, each representing a 1/4,000th interest in	FHN PR F	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series F
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
On January 22, 2024, the Boards of Directors (singly or collectively, the “Board”) of First Horizon Corporation (“FHN”) and of FHN's subsidiary First Horizon Bank (the “Bank”) elected John W. Dietrich to the Board, effective immediately. Mr. Dietrich will stand for election to the Board of FHN by FHN's shareholders at FHN’s 2024 annual meeting.
Since 2023, Mr. Dietrich, age 59, has served as Executive Vice President and Chief Financial Officer of FedEx Corporation (“FedEx”), a provider of transportation, e-commerce and business services. Mr. Dietrich is responsible for all aspects of FedEx’s global financial functions, including financial planning, treasury, tax, accounting and controls, internal audit, investor relations, and corporate development. He is also a member of the six-person Executive Committee, which plans and executes the corporation’s strategic business activities. Prior to joining FedEx, Mr. Dietrich served as President and Chief Executive Officer and a member of the board of directors of Atlas Air Worldwide Holdings, Inc. (“Atlas”) from 2019 until it was acquired by an investor group in 2023. He joined Atlas in 1999 as Associate General Counsel, was promoted to Senior Vice President, General Counsel and Corporate Secretary in 2004, and served as Chief Operating Officer from 2006 until 2019. Prior to joining Atlas, he worked at United Airlines for 13 years.
There are no arrangements or understandings between Mr. Dietrich and any other person concerning his selection to be elected to the Board.
Mr. Dietrich has been appointed to the Compensation and Nominating & Corporate Governance Committees of the Board.
FHN, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with FHN’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which FHN is aware that beneficially own more than five percent of FHN's common stock, and FHN expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to FHN, and did not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Dietrich will be eligible to participate in FHN’s active compensation plans and programs for non-employee directors. Additional information concerning FHN’s plans and programs for non-employee directors is provided in the following previously-filed material, all of which is incorporated into this item by reference: the Director Compensation section of FHN’s proxy statement for the 2023 annual meeting of shareholders appearing on pages 28-31; FHN’s Director Compensation Policy, filed as Exhibit 10.4 to FHN’s Quarterly Report on Form 10-Q for the period ended March 31, 2021; and a description of other compensation and benefit arrangements for non-employee directors, filed as Exhibit 10.8(b) to FHN’s Annual Report on Form 10-K for the year 2020.

Director Retirements
John N. Casbon, age 75, and William H. Fenstermaker, age 75, will retire from the Board effective when directors are elected at the 2024 annual meeting of shareholders. Each has served on the Board since FHN's merger of equals with IBERIABANK Corporation ("IBKC") in 2020. Mr. Casbon was a director of IBKC from 2001 to 2020. Mr. Fenstermaker was a director of IBKC from 1990 to 2020. Neither has informed FHN of any disagreement with management on any matter.

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ITEM 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment of Bylaws
On January 22, 2024, the Board of Directors unanimously approved amendments to Section 3.2 of the Bylaws of First Horizon Corporation, effective immediately. As amended, that Section provides that the Board of Directors consists of fifteen members (increased from fourteen) until directors are elected at the 2024 annual meeting of shareholders; after that election, the Board of Directors will consist of thirteen members. The 2024 annual meeting currently is scheduled for April 23, 2024.

ITEM 9.01.    Financial Statements and Exhibits
The following exhibits are filed herewith:

Exhibit #	Description
3.1	Bylaws of First Horizon Corporation, as amended and restated effective January 22, 2024
104	Cover Page Interactive Data File, formatted in Inline XBRL

3	FORM 8-K CURRENT REPORT 1/22/2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION
(Registrant)

January 23, 2024	By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

4	FORM 8-K CURRENT REPORT 1/22/2024